Exhibit 99.1

TREMOR VIDEO REPORTS STRONG FULL-YEAR AND RECORD FOURTH-QUARTER 2016 FINANCIAL RESULTS; ANNOUNCES CEO TRANSITION

NEW YORK, NY (February 9, 2017) — Tremor Video, Inc. (NYSE:TRMR), a provider of software for video ad effectiveness, today announced record financial results for the fourth quarter and full year ended December 31, 2016, meeting or exceeding expectations across all metrics, including record quarterly Total Spend, revenue, gross profit, and Adjusted EBITDA.

The Company also announced that Bill Day, who has served as Tremor Video’s CEO since 2008, has decided to resign from his position, effective immediately.  Mr. Day will continue to serve as a special advisor to the Company and its Board of Directors through June 1, 2017. Non-Executive Chairman of the Board and media industry veteran Paul Caine has been appointed Interim Chief Executive Officer, effective February 9, 2017, and will lead the search along with the Board for the new CEO of the Company. Mr. Day will also resign as a member of the Company’s Board, effective March 1, 2017.

Full Year 2016 Highlights:

•                  Total revenue of $166.8 million, down 4% year-over-year

•                  Record Total Spend(1) of $254.2 million, up 25% year-over-year

•                  Record gross profit of $76.3 million, up 2% year-over-year

•                  Adjusted EBITDA(2) of ($2.0) million

Fourth Quarter 2016 Highlights:

•                  Record revenue of $53.8 million, up 4% year-over-year

•                  Record Total Spend of $84.8 million, up 25% year-over-year

•                  Record gross profit of $24.3 million, up 7% year-over-year

•                  Record Adjusted EBITDA of $3.5 million

•                  Repurchased 2,062,124 shares during the fourth quarter

(1)         We define Total Spend as the aggregate gross spend transacted through our platforms.  Total Spend is a non-GAAP financial measure.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

(2)         Adjusted EBITDA is a non-GAAP financial measure.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

“We are proud to be closing the year strong with solid growth in our Total Spend, and particularly programmatic spend, which increased 96% in 2016. The scaling of our programmatic business, combined with strong expense discipline, helped the Company deliver profitable EBITDA results for the quarter,” said Interim CEO Paul Caine. “We have a lot of momentum heading into 2017 and as we move forward we’re poised to continue to build on our industry-leading position as a provider of software for brand effectiveness.”

Fourth Quarter and Full-Year Financial Results

The table below presents revenue, Total Spend, gross profit, net loss, Adjusted EBITDA and net loss per share for the three month and twelve month periods ended December 31, 2016 and December 31, 2015.

(in millions, except per share amounts), (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	December 31, 2015	% Change	December 31, 2016	December 31, 2015	%Change

Revenue	$53.8	$51.8	4%	$166.8	$173.8	(4)%
Total Spend	$84.8	$67.9	25%	$254.2	$203.9	25%
Gross profit	$24.3	$22.8	7%	$76.3	$74.6	2%
Net loss	$(0.4)	$(2.4)	83%	$(20.9)	$(43.2)	52%
Adjusted EBITDA	$3.5	$2.1	63%	$(2.0)	$(4.6)	58%
Net loss per share	$(0.01)	$(0.05)	84%	$(0.40)	$(0.84)	52%

Fourth Quarter and Full Year Breakdown of Total Spend(1)

(in millions), (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	December 31, 2015	% Change	December 31, 2016	December 31, 2015	% Change

Programmatic	$49.6	$32.1	54%	$138.3	$70.4	96%
Non-programmatic higher function	28.4	25.7	11%	93.5	87.8	6%
Non-programmatic media network	6.8	10.1	(33)%	22.4	45.7	(51)%
Total Spend	$84.8	$67.9	25%	$254.2	$203.9	25%

(1)         Please see the discussion in the section called “Non-GAAP Financial Measures”.

Guidance

Based on information available as of February 9, 2017, the Company expects the following:

Q1 and Full Year 2017 Outlook

	Q1 2017	Full Year 2017

Revenue	$34.0 – $38.0 million	$180.0 – $190.0 million
Total Spend	$56.0 – $60.0 million	$315.0 – $325.0 million
Adjusted EBITDA	($6.0) – ($3.0) million	$2.0 – $6.0 million

CEO Transition

“On behalf of the board, we applaud Bill for his significant contributions during his eight years of service with the Company, and we are grateful for his efforts in building our leadership position in the video advertising marketplace. We reached many important milestones during Bill’s tenure and his expertise has guided the Company to a position of strength while setting us on a strong path for sustainable profitability and future growth,” said Mr. Caine.

Paul Caine has deep industry experience and knowledge of Tremor Video’s business, having served on the Board and as a member of its Audit Committee since 2014, and as its Non-Executive Chairman since July 2016. Mr. Caine has previously held positions as the Global Chief Revenue and Client Partnerships Officer for Bloomberg Media and as CEO of WestwoodOne as well as several executive roles at Time Inc.  While serving as Interim CEO, Mr. Caine will remain a member of the Company’s Board, but will step down from his roles with the Audit Committee and as Non-Executive Chairman.

The Company’s Board has engaged the executive search firm Heidrick & Struggles to assist in the search for Mr. Day’s replacement.

Bill Day commented, “Tremor Video’s innovative software platforms strongly position it to capitalize on two of the largest advertising growth trends, programmatic video buying and selling, and the increasing flow of spend from linear TV into digital video. As evident in today’s results, the Company is on a positive trajectory towards combined growth and profitability.  It’s been a true team effort, and I fully expect that this team will continue to deliver strong outcomes during this transition.

Q4 and Full Year 2016 Financial Results Webcast: Tremor Video will host a conference call today at 8:00 a.m. ET to discuss its fourth quarter financial results. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (877) 407-9039 or internationally at (201) 689-8470. Until February 16, 2017, a domestic replay will be available at (844) 512-2921 or internationally at (412) 317-6671, using passcode 13652701, and via webcast on the Tremor Video Investor Relations website.

###

About Tremor Video: Tremor Video (NYSE: TRMR) provides software for video advertising effectiveness. Our buyer and seller platforms enable seamless transactions in a premium video marketplace by offering control and transparency to clients.  We employ patented all-screen technology to make every advertising moment more relevant for consumers, and deliver maximum results for buyers and sellers.

“Safe Harbor” Statement: This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results, growth potential, or future profitability, including 2017 full year financial guidance and statements with respect to future revenue mix or the development or adoption of the company’s solutions. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; the company’s ability to attract advertising spend from TV media buyers; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to effectively deliver video ad campaigns with demo guarantees; the rate of decline of the company’s non-programmatic media network; adoption of the company’s programmatic solutions by advertisers and publishers; adoption of the company’s All-Screen product and other higher-function buying products by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel, including a successor CEO; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the impact of tools that block the display of video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission on March 15, 2016, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016, and September 30, 2016, and future filings and reports by the company, including its Annual Report on Form 10-K for the year ended December 31, 2016.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events. Investors are cautioned not to place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures: To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Total Spend and Adjusted EBITDA, which are non-GAAP financial measures. We define Total Spend as the aggregate gross spend transacted through our platforms. Total Spend does not represent revenue earned by us. Within Total Spend, we closely monitor the percentage contributions among the following operational metrics: programmatic; non-programmatic higher function; and non-programmatic media. Programmatic includes all spend attributable to the Tremor Video SSP, Tremor Video DSP and agency trading desks. We define non-programmatic higher-function as non-programmatic spend running through our buyer platform that utilizes our higher-function products, including our All-Screen optimization solution, our advanced data targeting solutions, and our proprietary outcome-based pricing models. We define non-programmatic media as non-programmatic spend running through our buyer platform that is purchased without any of our higher-function products. We track these operational metrics in order to better understand how our clients are transacting on our platforms, which informs decisions as to the allocation of resources and capital. We define Adjusted EBITDA as net loss plus (minus): interest expense and other income (expense), net, provision for income taxes, depreciation and amortization expense, non-cash stock-based compensation expense, non-cash stock-based long-term incentive compensation, executive severance costs, acquisition related costs, litigation costs associated with class action securities litigation, mark-to-market expense, impairment charges, and other adjustments. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release. With respect to our expectations under “Guidance” above, reconciliation of Total Spend and Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the costs and charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of these costs and charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Investor Relations Contact:

Andrew Posen

212-792-2315

IR@TremorVideo.com

Media Contact:

Colleen Bonanni

MWWPR

646-439-2137

cbonanni@mww.com

Exhibit A

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,
	2016	2015
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$43,160	$59,887
Accounts receivable, net	79,027	70,778
Prepaid expenses and other current assets	2,405	3,721
Total current assets	124,592	134,386
Long-term assets:
Restricted cash	770	600
Property and equipment, net	9,656	10,094
Intangible assets, net	6,922	11,469
Goodwill	10,758	10,781
Other assets	1,527	794
Total long-term assets	29,633	33,738
Total assets	$154,225	$168,124

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$64,691	$58,742
Deferred rent and security deposits payable	704	401
Contingent consideration on acquisition, short-term	2,483	987
Deferred revenue	5	108
Capital leases, current	362	—
Other current liabilities	179	—
Total current liabilities	68,424	60,238
Long-term liabilities:
Deferred rent, long-term	6,072	5,237
Contingent consideration on acquisition, long-term	—	443
Deferred tax liabilities	447	510
Other long-term liabilities	—	264
Capital leases, long-term	760	—
Total liabilities	75,703	66,692
Stockholders’ equity:
Common stock	5	5
Treasury stock	(6,037)	—
Additional paid-in capital	283,486	279,136
Accumulated other comprehensive loss	(331)	(55)
Accumulated deficit	(198,601)	(177,654)
Total stockholders’ equity	78,522	101,432
Total liabilities and stockholders’ equity	$154,225	$168,124

Tremor Video, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue	$53,808	$51,757	$166,761	$173,837
Cost of revenue	29,536	28,989	90,488	99,266
Gross profit	24,272	22,768	76,273	74,571

Operating expenses:
Technology and development(1)	5,222	5,312	21,045	20,171
Sales and marketing(1)	12,952	13,089	48,361	48,879
General and administrative(1)	4,405	4,196	17,010	17,279
Depreciation and amortization	2,251	2,289	9,173	8,344
Mark-to-market(2)	168	—	1,263	—
Impairment charges(3)	—	—	—	22,665
Total operating expenses	24,998	24,886	96,852	117,338

Loss from operations	(726)	(2,118)	(20,579)	(42,767)

Interest and other income (expense), net:
Interest expense	(110)	(3)	(129)	(10)
Other income (expense), net	90	(72)	(123)	30
Total interest and other income (expense), net	(20)	(75)	(252)	20

Loss before provision for income taxes	(746)	(2,193)	(20,831)	(42,747)

Provision for income taxes	(345)	225	116	483

Net loss	$(401)	$(2,418)	$(20,947)	$(43,230)

Net loss per share:
Basic and diluted	$(0.01)	$(0.05)	$(0.40)	$(0.84)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	51,644,295	52,186,221	52,279,738	51,684,397

(1) Stock-based compensation expense included above:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Technology and development	$232	$213	$931	$854
Sales and marketing	323	266	1,415	1,445
General and administrative	396	351	1,554	1,708
Total stock-based compensation expense	$951	$830	$3,900	$4,007

(2) Reflects expense incurred based on the Company’s re-measurement, at December 31, 2016, of the estimated fair value of earn-out payments that have been paid or may become due in connection with the acquisition of The Video Network Pty Ltd, an Australian proprietary limited company (“TVN”), and which are not conditioned on continued employment with the Company.

(3) Reflects $22.7 million of non-cash impairment charges to goodwill, and certain intangible assets and property and equipment.

Tremor Video, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Years Ended
	December 31,
	2016	2015

Cash flows from operating activities:
Net loss	$(20,947)	$(43,230)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	9,173	8,344
Bad debt recovery	(66)	(87)
Mark-to-market expense	1,263	113
Deferred tax benefit	(63)	(61)
Compensation expense related to the acquisition contingent consideration	3,570	—
Stock-based compensation expense	3,895	4,007
Stock-based long-term incentive compensation expense	(300)	436
Loss on sublease	246	—
Loss on fixed asset disposal	23	—
Impairment Charges	—	22,665
Net changes in operating assets and liabilities:
Increase in accounts receivable	(8,277)	(22,675)
Decrease (increase) in prepaid expenses and other assets	583	(3,381)
Increase in accounts payable and accrued expenses	6,739	20,178
Increase in deferred rent and security deposits payable	628	5,639
Increase in other current liabilities	179	—
Increase in restricted cash	(170)	—
Increase (decrease) in deferred revenue	(103)	93
Decrease in contingent consideration on acquisition	(3,406)	—
Net cash used in operating activities	(7,033)	(7,959)

Cash flows from investing activities:
Purchase of property and equipment	(2,978)	(7,732)
Acquisition, net of cash acquired	—	(1,672)
Net cash used in investing activities	(2,978)	(9,404)

Cash flows from financing activities:
Decrease in contingent consideration on acquisition	(431)	—
Proceeds from common stock issuance	499	—
Proceeds from the exercise of stock options awards	161	108
Principal portion of capital lease payments	(19)	—
Treasury stock - repurchase of stock	(6,037)	—
Tax withholdings related to net share settlements of restricted stock unit awards (RSUs)	(505)	(494)
Net cash used in financing activities	(6,332)	(386)

Net decrease in cash and cash equivalents	(16,343)	(17,749)

Effect of exchange rate changes in cash and cash equivalents	(384)	(151)

Cash and cash equivalents at beginning of period	59,887	77,787
Cash and cash equivalents at end of period	$43,160	$59,887

Exhibit B

Tremor Video, Inc.
Reconciliation of Total Spend to Revenue
(in thousands)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Total Spend	$84,839	$67,934	$254,212	$203,882
SSP inventory costs(1)	31,031	16,177	87,451	30,045
Revenue	$53,808	$51,757	$166,761	$173,837

(1) We record revenue from our buyer platform on a gross basis, including costs of inventory. Accordingly, for revenue generated from our buyer platform, total spend is equivalent to revenue. We record revenue from our seller platform, the Tremor Video SSP net of inventory costs. Total spend through the Tremor Video SSP is equal to the revenue generated from the Tremor Video SSP plus associated costs of inventory.

Tremor Video, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net loss	$(401)	$(2,418)	$(20,947)	$(43,230)
Adjustments:
Depreciation and amortization expense	2,251	2,289	9,173	8,344
Stock-based compensation expense	951	830	3,900	4,007
Executive severance	—	588	163	1,458
Acquisition-related costs(1)	819	333	3,583	892
Litigation expenses	—	34	194	328
Stock-based long-term incentive compensation expense	—	174	(183)	436
Provision for income taxes	(345)	225	116	483
Mark-to-market expense(2)	168	—	1,263	—
Interest and other (income) expense, net	20	75	252	(20)
Other adjustments(3)	—	—	520	—
Impairment Charges(4)	—	—	—	22,665
Total net adjustments	3,864	4,548	18,981	38,593
Adjusted EBITDA	$3,463	$2,130	$(1,966)	$(4,637)

(1) Reflects acquisition-related costs incurred in connection with the Company’s acquisition of TVN. Includes $819 and $3,570 for the three months and year ended December 31, 2016, respectively, of compensation-related expenses related to contingent consideration payments that have been paid or may become due to certain TVN sellers that are subject to continued employment.

(2) Reflects expense incurred based on the Company’s re-measurement, at December 31, 2016, of the estimated fair value of earn-out payments that have been paid or may become due in connection with the acquisition of TVN and which are not conditioned on continued employment with the Company.

(3) Reflects amounts accrued in connection with a one-time change in the Company’s employee vacation policy.

(4) Reflects $22.7 million of non-cash impairment charges to goodwill, and certain intangible assets and property and equipment.

Exhibit C

Tremor Video, Inc.
Consolidated Quarterly Statement of Operations
(in thousands)
(unaudited)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Revenue	$38,052	$42,404	$41,624	$51,757	$34,565	$37,107	$41,281	$53,808

Inventory costs	20,317	22,991	22,494	27,206	16,368	17,922	19,198	25,476
Other cost of revenue	1,542	1,403	1,530	1,783	1,979	1,985	3,500	4,060
Total cost of revenue	21,859	24,394	24,024	28,989	18,347	19,907	22,698	29,536

Gross Profit	16,193	18,010	17,600	22,768	16,218	17,200	18,583	24,272

Total operating expenses	23,033	23,139	46,280	24,886	26,712	22,831	22,311	24,998

Loss from operations	(6,840)	(5,129)	(28,680)	(2,118)	(10,494)	(5,631)	(3,728)	(726)

Total interest and other (expense) income, net	12	6	77	(75)	(254)	(46)	68	(20)

Loss before provision for income taxes	(6,828)	(5,123)	(28,603)	(2,193)	(10,748)	(5,677)	(3,660)	(746)

Provision for income taxes	122	117	19	225	326	178	(43)	(345)

Net loss	$(6,950)	$(5,240)	$(28,622)	$(2,418)	$(11,074)	$(5,855)	$(3,617)	$(401)